Exhibit 10.8





                           FCX SUBORDINATED LOAN AGREEMENT



               THIS SUBORDINATED LOAN AGREEMENT (this "Subordinated Loan Agreement") is made and entered into as of March 21, 1997, by and between FREEPORT-McMoRan COPPER & GOLD INC., a corporation organized under the laws of the State of Delaware, United States of America (the "Subordinated Lender"), and PT NUSAMBA MINERAL INDUSTRI, a limited liability company organized under the laws of the Republic of Indonesia (the "Borrower").



                                      RECITALS


               WHEREAS, the Borrower and the Bakrie Group (as defined in the Loan Agreement referred to below) have entered into the Purchase Agreement (as defined in the Loan Agreement referred to below), pursuant to which the Borrower will purchase from the Bakrie Group the Subject Shares (as defined in the Loan Agreement referred to below);

               WHEREAS, the Borrower has entered into that certain Loan Agreement dated as of March 21, 1997, as the same may be amended and/or restated and in effect from time to time (the "Loan Agreement"), among the Borrower, the banks parties thereto (the "Banks"), The Chase Manhattan Bank, as administrative agent and as security agent for the Banks, and Union Bank of Switzerland, as managing agent for the Banks;

               WHEREAS, pursuant to the Loan Agreement, the Banks will make Advances (as defined in the Loan Agreement) to the Borrower in order to finance not more than $254,000,000.00 of the amount payable by the Borrower on account of the purchase of the Subject Shares and related fees and expenses; and

               WHEREAS, the Borrower has requested that the Subordinated Lender make, at any time at which the amounts in the Dividend Reserve Account (as defined in the Loan Agreement) are insufficient to meet any scheduled payment of interest and related fees due on the Advances, loans to cover such insufficiency (referred to in the Loan Agreement as the "Interest Shortfall Loans'), and the Subordinated Lender has agreed to make such Interest Shortfall Loans subject to the terms and conditions hereof.

               NOW, THEREFORE, in consideration of the promises and mutual agreements set forth herein, the parties hereto agree as follows:

               Section 1.     Definitions.  Capitalized terms used and  not
          defined  herein  shall  have  the  meanings  assigned  to   them,
          respectively, in the Loan Agreement.

               Section 2. Subordinated Loans. At any time at which the amounts in the Dividend Reserve Account are insufficient to meet any scheduled payment of interest on the Advances or fees due under the Loan Agreement, the Subordinated Lender shall make a subordinated loan to the Borrower (each a "Subordinated Loan"; collectively, the "Subordinated Loans") in an amount, in United States Dollars, equal to the amount by which the amounts in the Dividend Reserve Account shall be insufficient to meet such scheduled payment (the "Interest Shortfall Amount"). The Borrower shall give the Subordinated Lender written notice of such insufficiency not less than ten (10) days prior to the date of such scheduled payment (the "Payment Date"), which notice shall specify (a) the Interest Shortfall Amount and (b) the Payment Date. Not later than 11:00 a.m. (New York time) on the Payment Date, the Subordinated Lender shall make available a Subordinated Loan in an amount equal to the Interest Shortfall Amount by paying such Interest Shortfall Amount, in immediately available funds, to the Security Agent for deposit into the Dividend Reserve Account.

               Section 3. Promise to Pay. For value received, the Borrower hereby promises to pay to the Subordinated Lender the aggregate unpaid principal balance of the Subordinated Loans made to the Borrower pursuant to the terms of this Subordinated Loan Agreement, together with interest thereon as provided in Section 5 hereof, and all other amounts due to the Subordinated Lender by the Borrower hereunder, all at the times and on the terms and conditions set forth herein.

               Section 4. Evidence of Outstanding Amounts. The aggregate amount of the Subordinated Loans owed to the Subordinated Lender, each payment of interest and principal on account of such Subordinated Loans, and the unpaid balance of such Subordinated Loans shall, absent manifest error, be as recorded on the books and records of the Subordinated Lender.

               Section 5.     Interest; Payments.

                    (a)  Each  Subordinated   Loan  shall   bear   interest
               (computed on the basis of the actual number of days elapsed over a year of 360 days) on the aggregate unpaid principal amount thereof from time to time outstanding at the rate (the "Prescribed Rate") equal to the weighted average daily cost of borrowings by the Subordinated Lender under the FCX Revolver during the applicable period when each such Subordinated Loan is outstanding, as determined by the Subordinated Lender in its sole discretion, or if no such borrowings by the Subordinated Lender under the FCX Revolver are outstanding during such period, then at a rate approximately equivalent to such rate, as determined by the Subordinated Lender in its sole discretion.

                    (b) Interest shall be due and payable on the aggregate unpaid principal amount of the Subordinated Loans from time to time outstanding hereunder on the last day of each calendar quarter, subject, however, to the provisions of
               Section 5(d) below. There shall be added to and become part of each Subordinated Loan, on the last day of each calendar quarter, interest accrued on such Subordinated Loan, to the extent not paid in accordance with the terms hereof.

                    (c) The Subordinated Lender shall give to he Borrower such explanation regarding the calculation of the Prescribed Rate and the amounts due hereunder as the Borrower may reasonably request.

                    (d) Subject to Section 7 hereof and the Terms of Subordination (as hereafter defined), the Borrower shall make no payments of principal or interest, or any other amount, on account of the Subordinated Loans until the maturity thereof; provided that, in accordance with the Loan Agreement, any amounts in the Dividend Reserve Account in excess of the amounts required to pay interest on the
               Advances or fees under the Loan Agreement to become due during the next 90 days shall be applied to repay outstanding principal and interest on account of the Subordinated Loans upon receipt by the Security Agent of a certificate signed by an authorized financial officer of the Subordinated Lender calculating the amount of such excess and directing the Security Agent to pay such amount to the Subordinated Lender; provided that no default or Event of Default shall have occurred and be continuing.

               Section 6. Maturity. Subject to Section 7 hereof and the Terms of Subordination (as hereafter defined), the principal of all Subordinated Loans outstanding on the fifth (5th) anniversary of the date hereof shall mature and be payable on such date, together with all accrued and unpaid interest on such Subordinated Loans.

               Section 7. Subordination. The Subordinated Loans and all amounts payable under this Subordinated Loan Agreement, including upon any acceleration thereof, shall be and hereby are subordinated in accordance with the Terms of Subordination attached as Exhibit A hereto and made a part hereof (the "Terms of Subordination").

               Section 8. Collateral Security. Subject to Section 7 hereof and the Terms of Subordination, the prompt payment when due of the Subordinated Loans, in principal and accrued interest, and all other amounts payable under this Subordinated Loan Agreement shall be secured by the FCX Liens, as further provided in the Share Pledges.

               Section 9.     Order of Application of Payments.  Subject to
          Section 7 hereof and the Terms of Subordination, all payments made by the Borrower hereunder shall be credited in the following order of priority:

                    (a) First, to any fees, costs and expenses (including, without limitation, attorneys fees) incurred in connection with the administration and enforcement of the Subordinated Loans and the Subordinated Lender's rights hereunder;

                    (b) Second, to accrued and unpaid interest on the outstanding Subordinated Loans;

                    (c)  Third,  to  current  interest  then  due  on   the
               outstanding Subordinated Loans; and

                    (d)  Fourth,   to   principal   on   the    outstanding
               Subordinated Loans.

               The Borrower shall make payments of principal and interest in accordance with the terms hereof without presentment, demand, protest, or notice of any kind, all of which are hereby waived by the Borrower.

               Section 10.    Withholding Taxes.  All payments of principal
          of and interest on the Subordinated Loans, and all other amounts payable by the Borrower hereunder, shall be made free and clear of and without reduction by reason of any present or future taxes, duties, levies, imposts, assessments, or other governmental charges, other than taxes, duties, levies, imposts, assessments or other governmental charges based upon net income payable by the Subordinated Lender or franchise taxes, in each case imposed by the jurisdiction of incorporation of the Subordinated Lender or the jurisdiction in which the Subordinated Lender has its principal executive office, or any department, agency or other political subdivision or taxing authority in either of such jurisdictions, ("Withholding Taxes"), all of which will be for the account of and paid in full when due by the Borrower. In case any deduction or withholding for or on account of any Withholding Taxes is (a) levied by the government of the Republic of Indonesia on the amounts payable to the Subordinated Lender pursuant to this Subordinated Loan Agreement and (b) required to be withheld from such payments, the Borrower shall make the required deduction or withholding, promptly pay the amount of such Withholding Taxes to the appropriate taxing authorities, and pay to the Subordinated Lender such additional amounts as may be required, after the deduction or withholding of such Withholding Taxes, to enable the Subordinated Lender to receive from the Borrower on the due date thereof an amount equal to the full amount that the Subordinated Lender should have received had the relevant deduction or withholding not been made from such payment for or on account of such Withholding Taxes. The Subordinated Lender shall cooperate with the Borrower to reduce the rate of such Withholding Taxes to the lowest legal rate. Promptly after each such payment of Withholding Taxes, the official tax receipts or other evidence of such payment issued by the tax authorities concerned shall be forwarded to the Subordinated Lender.

               Section 11. Notices. All notices hereunder shall be in writing and delivered personally or sent by telecopier or by registered or certified mail (return receipt requested) to the Subordinated Lender or the Borrower at the following addresses (or such other addresses as shall be specified by like notice):

               If to the Subordinated Lender, to:

                    Freeport-McMoRan Copper & Gold Inc.
                    1615 Poydras Street
                    New Orleans, Louisiana 70112
                    Attention:     R. Foster Duncan
                                     Treasurer
                    Telecopier:    (504) 582-4511

               If to the Borrower, to:

                    PT Nusamba Mineral Industri
                    Wisma Kalimanis, Lt. 8
                    J1. Let. Jen. Haryono MT Kav 33
                    Jakarta 12770
                    Attention:     Mr. AbdulMadjid, President Director
                              Mr. Paulce D. Wenas, Director
                    Telecopier:    62-21-798-19333 or 799-6328

               All notices shall be deemed given as of (a) the date upon which such notice is first delivered by hand or sent by telecopier (receipt confirmed, with a copy simultaneously mailed by registered mail), (b) one (1) day after depositing for delivery, fee prepaid, with Federal Express or similar overnight delivery service, or (c) five (5) days after mailing, postage prepaid and properly addressed.

               Section 12. Prepayment. Subject to Sections 5 and 7 hereof and the Terms of Subordination, principal and/or interest on the Subordinated Loans may be prepaid by the Borrower, in whole or in part, at any time without penalty or premium.

               Section 13. Acceleration; Termination of Commitment. Subject to Section 7 hereof and the Terms of Subordination, the Subordinated Loans, together with all accrued and unpaid interest thereon and all other amounts then payable with respect thereto, shall be accelerated and due and payable in full by the Borrower, and the commitment of the Subordinated Lender to make any further Subordinated Loans shall terminate, in each case, at the option of the Subordinated Lender, upon: (a) the acceleration of the Senior Debt (as defined in the Terms of Subordination), or (b) the repayment in full of the Senior Debt (regardless of whether then due). The commitment of the Subordinated Lender to make any further Subordinated Loans shall also terminate, at the option of the Subordinated Lender, upon (x) the occurrence of an Event of Default, or (y) the occurrence of any default or other breach of the Borrower's obligations under the Acquisition Documents.

               Section 14. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK COUNTY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT.

               Section 15. Miscellaneous. This Subordinated Loan Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The provisions of this Subordinated Loan Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors and assigns. In the event any suit, legal action or proceeding arising out of or in connection with this Agreement is brought in the Republic of Indonesia against the Borrower or the Subordinated Lender or any of their property, each of the Borrower and Subordinated Lender elects its legal and permanent domicile at the Clerk's Office of the District Court in Central Jakarta (Kantor Panitera Pengadilan Negeri Jakarta Pusat).

               IN  WITNESS   WHEREOF,   the  parties   have   caused   this
          Subordinated Loan Agreement to be   duly executed as of the  date
          first above written.

                                        SUBORDINATED LENDER:

                                        FREEPORT-McMoRan COPPER & GOLD INC.



                                        By:  /s/R. Foster Duncan
                                            --------------------
                                             R. Foster Duncan
                                             Its: Treasurer
                                        BORROWER:

                                        PT NUSAMBA MINERAL INDUSTRI



                                        By:  Signed

                                             Name:
                                             Title:





                                     EXHIBIT "A"
                                         TO
                          FCX SUBORDINATED LOAN AGREEMENT

                               Terms of Subordination


               Capitalized terms used and not defined herein shall have the meanings assigned to them, respectively, in the Loan Agreement referred to below.

               (a) All obligations of PT Nusamba Mineral Industri (the "Borrower"), howsoever created, arising, or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, due or to become due, including, without limitation, all amounts owing from time to time in respect of the Advances, and the fees, indemnities, and expenses payable by the Borrower under the Loan Agreement referred to below and the related documentation, and all amounts owing from time to time by the Borrower to any of the Banks pursuant to any Permitted Secured Hedge and the related documentation, are hereinafter called "Liabilities". All Liabilities arising under or in connection with (i) the Loan Agreement dated as of March 21, 1997, and the related documentation (including the other Loan Documents), as the same may be amended and/or restated and in effect from time to time (the "Loan Agreement"), among the Borrower, the banks from time to time parties thereto (the "Banks"), The Chase Manhattan Bank, as administrative agent and as security agent for the Banks (in such capacities, the "Agent"), and Union Bank of Switzerland, as managing agent for the Banks, and (ii) any and all Permitted Secured Hedges; in each case whether acquired directly, by assignment, or otherwise, and any refunding (it being understood that any person extending credit in a transaction that shall constitute such a refunding may waive in writing (or be deemed to have waived by the agreement pursuant to which such credit is issued) its rights hereunder as a holder of Senior Debt), renewal, or extension thereof, are hereinafter collectively called "Senior Debt", and all Liabilities to FCX (the "Subordinated Lender") arising under the FCX Subordinated Loan Agreement dated as of March 21, 1997, as the same may be amended and/or restated and in effect from time to time (the "FCX Subordinated Loan Agreement"), between the Borrower and the Subordinated Lender are hereinafter called "Subordinated Debt", it being expressly understood and agreed that the term "Senior Debt" as used herein shall include, without limitation, any and all interest accruing on any of the Senior Debt after the commencement of any proceedings referred to in paragraph (c) hereof, notwithstanding any provision or rule of law that might restrict the rights of the holders of the Senior Debt, as against the Borrower or anyone else, to collect such interest.

               (b) So long as any amount of Senior Debt shall be outstanding, and until the Senior Debt shall have been paid in full, (i) the payment of all Subordinated Debt shall be postponed and subordinated as herein provided to the payment in full of all Senior Debt, (ii) the Borrower will not make and the Subordinated Lender will not take or receive from the Borrower, in any manner, payment of the whole or any part of the principal of or interest on the Subordinated Debt, and (iii) the Subordinated Lender will not sue or seek to enforce any judgment for, and will not take any action towards the enforcement of the FCX Liens or any other Liens in respect of, such Subordinated Debt, or exercise any rights granted under the FCX Liens or any other such Liens in respect of the collateral subject thereto, as further provided in the Share Pledges; provided, however, that payments of principal and interest, or any other amount, on account of Subordinated Debt, including any applicable Withholding Taxes (as defined in the FCX Subordinated Loan Agreement), may be made as permitted under the Loan Agreement.

               (c)  Upon any distribution of assets of the Borrower to  its creditors upon  any  dissolution, winding-up,  total  or  partial liquidation, readjustment of debt, reorganization, or similar proceeding of the Borrower or its property, or in any bankruptcy, insolvency, receivership, assignment for the benefit of creditors, marshaling of assets and liabilities of the Borrower, or other proceeding, whether any of the foregoing is voluntary or involuntary, partial or complete, all amounts due in respect of the Senior Debt shall first be paid in full before the
          Subordinated Lender shall be entitled to receive or retain any payment or distribution from the Borrower in respect of the Subordinated Debt.

               (d) Upon any such dissolution, winding-up, liquidation, readjustment, reorganization, or other proceeding, the Subordinated Lender irrevocably authorizes the holders of the Senior Debt to file all claims, proofs of debt, petitions, consents, and other documents related to the Subordinated Debt or the FCX Liens or any other Liens on any collateral granted in favor of the Subordinated Lender to the extent not filed by the Subordinated Lender (in form and substance reasonably satisfactory to the Agent) by the thirtieth (30th) day before the bar date or other similar date on which any claim in connection with any such proceeding would be barred from being asserted if such document were not filed; and any payment or distribution of assets or securities of the Borrower of any kind or character, whether in cash, property, or securities, to which the
          Subordinated Lender would be entitled shall be paid by the Borrower or by any receiver, trustee in bankruptcy, liquidating trustee, agent, or other person making such payment or distribution directly to the holders of the Senior Debt to the extent necessary to pay all the Senior Debt in full before any payment or distribution is made to the Subordinated Lender in respect of the Subordinated Debt.

               (e) If any payment or any distribution of assets or securities of the Borrower of any kind or character, whether in cash, property, or securities, shall be received by the Subordinated Lender in respect of the Subordinated Debt, whether upon any such dissolution, winding-up, liquidation, readjustment, reorganization, or other proceeding, pursuant to the subordination of any other indebtedness or obligation to the Subordinated Debt, or pursuant to any realization on any collateral for the Subordinated Debt, or otherwise, before all the Senior Debt is paid in full, such payment or distribution will be held in trust for the benefit of, and shall promptly be paid over in trust for the benefit of, and in the form received (duly endorsed, if necessary, to the holders of the Senior Debt), to, the holders of the Senior Debt (or their appointed trustee or agent) for application to the payment of the Senior Debt until all the Senior Debt shall have been paid in full; provided, however, that this subsection (e) shall not in any way be deemed to include or apply to payments received by the Subordinated Lender in accordance with the proviso in subsection (b) above.

               (f) The Subordinated Lender will mark its books and records, and cause the Borrower to mark its books and records, so as to clearly indicate that the Subordinated Debt is subordinated in accordance with the terms hereof.

               (g) All payments and distributions received by the holders of the Senior Debt in respect of the Subordinated Debt, to the extent received in or converted into cash, may be applied by the holders of the Senior Debt, first to the payment of any and all expenses (including attorneys' fees and legal expenses) paid or incurred by the holders of the Senior Debt in enforcing the provisions hereof or in endeavoring to collect or realize upon any of the Subordinated Debt or any security herefor or therefor, and any balance thereof shall, solely as between the Subordinated Lender and the holders of the Senior Debt, be applied by the holders of the Senior Debt to the payment of the Senior Debt held by the holders of the Senior Debt until paid in full in such order of application as the holders of the Senior Debt may from time to time select; provided that, as between the Borrower and its creditors generally, no such payments or distributions of any kind or character shall be deemed to be payments or distributions
          in  respect   of  the   Senior  Debt;   provided  further   that,
          notwithstanding any such payments or distributions received by the holders of the Senior Debt in respect of the Subordinated Debt and so applied by the holders of the Senior Debt toward the payment of the Senior Debt, the Subordinated Lender shall be subrogated to the then existing rights of the holders of the Senior Debt, if any, in respect of the Senior Debt only at such time as the holders of the Senior Debt shall have received final payment of the full amount of the Senior Debt.

               (h)  The  Subordinated   Lender  hereby   waives notice   of
          acceptance by the holders of the Senior Debt hereof.

               (i) Until all the Senior Debt shall have been indefeasibly paid in full, the Subordinated Lender will not: (i) subordinate any Subordinated Debt or any rights in respect thereof to any
          Liabilities other than the Senior Debt; (ii) take from the Borrower or any of the Borrower's Affiliates for any Subordinated Debt any collateral security not specifically permitted under the Loan Agreement or the Share Pledges; or (iii) commence, or join with any other creditor in commencing, any bankruptcy, reorganization, readjustment of debt, or any dissolution, receivership, liquidation, or insolvency proceedings with respect to the Borrower; provided (but without affecting any rights or remedies that any holder of any Senior Debt may have as a consequence thereof) that the foregoing shall not prevent the Borrower from voluntarily commencing any proceeding described in paragraph (c) above.

               (j) The subordination provisions hereof shall in all respects be a continuing agreement and shall remain in full force and effect until the payment in full of the Senior Debt (or, in the case of any such provisions that are specifically applicable until the indefeasible payment in full of the Senior Debt, until such indefeasible payment in full) and any and all expenses paid or incurred by any holder of the Senior Debt in endeavoring to collect or realize upon any of the foregoing or any security therefor.

               (k) As far as the Subordinated Lender is concerned, the holders of the Senior Debt, or any of them, may, from time to time, at their sole discretion and without notice to the Subordinated Lender and without affecting the subordination hereunder, take all or any of the following actions: (i) retain or obtain a Lien on any property to secure any of the Senior Debt, (ii) retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Debt, (iii) extend or renew for one or more periods (whether or not longer than the original period), alter, or exchange any of the Senior Debt, or release or compromise any obligation of any nature of any obligor with respect to any of the Senior Debt, and (iv) release, or fail to perfect their Lien on, or surrender, release, or permit any substitution or exchange for, all or any part of any property securing any of the Senior Debt, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter, or exchange any obligations of any nature of any obligor with respect to any such property. This paragraph (k) shall not be deemed to be an agreement by the Borrower to enlarge the rights of the holders of the Senior Debt under the Loan Agreement or any Permitted Secured Hedges.

               (l) The holders of the Senior Debt, or any of them, may, from time to time, without notice to the Subordinated Lender, assign or transfer any or all of the Senior Debt or any interest therein except as expressly prohibited by the Loan Agreement or the Permitted Secured Hedges; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Debt shall be and remain Senior Debt for the purposes hereof, and every immediate and successive assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Senior Debt, be entitled to the full benefits hereof.

               (m) The holders of the Senior Debt shall not be prejudiced in their rights hereunder by any act or failure to act of the Borrower or the Subordinated Lender, or any noncompliance of the Borrower or the Subordinated Lender with any agreement or obligation, regardless of any knowledge thereof that the holders of the Senior Debt may have or with which the holders of the Senior Debt may be charged, and no action of the holders of the Senior Debt permitted hereunder shall in any way affect or impair the rights of the holders of the Senior Debt and the obligations of the Subordinated Lender hereunder.

               (n) No delay on the part of any holder of the Senior Debt, or of any agent of such holders, in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the holders of the Senior Debt, or any of them, of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy, nor shall any modification, waiver, or discharge of any of the provisions hereof be binding upon the holders of the Senior Debt except as expressly set forth in a writing duly signed and delivered on behalf of the holders of the Senior Debt. The subordination herein contained shall be effective notwithstanding any right or power of the Borrower or anyone else to assert any claim or defense as to the invalidity or unenforceability here or of the Senior Debt, in whole or in part, or any determination by any court or other tribunal of such invalidity or unenforceability, and no such claim, defense, or determination shall affect or impair the agreements and rights of the holders of the Senior Debt hereunder.

               (o) The provisions hereof shall be binding upon the Subordinated Lender and upon its successors. All references to the Borrower and the Subordinated Lender, respectively, shall be deemed to include their respective successors, whether immediate or remote.

               (p) Nothing herein contained shall impair, as between the Borrower and the Subordinated Lender, the obligation of the Borrower, which is absolute and unconditional, to make payments of the Subordinated Debt as and when the same shall become due and payable in accordance with its terms, or affect the relative rights of the Subordinated Lender and creditors of the Borrower other than holders of Senior Debt.

               (q) THE PROVISIONS HEREOF RELATING TO SUBORDINATION SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REFERENCE TO ANY CONFLICT OR CHOICE OF LAW RULES THAT MIGHT OTHERWISE APPLY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or be invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions hereof.

               (r)  Any suit, action,  or proceeding arising  out of or  in connection with the provisions hereof relating to subordination may be brought against the Borrower or the Subordinated Lender in a court of record of the State of New York, County of New York, or the United States District Court for the Southern District of New York, and each of the Borrower and the Subordinated Lender hereby irrevocably submits and consents to the jurisdiction of each such court and agrees that any summons, complaint, writ, judgment, or other notice or service of legal process may be sufficiently served upon it in connection with any such suit, action, or proceeding if mailed to it by certified or registered mail at its address set forth in the Loan Agreement. In any suit, action, or proceeding relating to the subordination hereunder, each of the Borrower and the Subordinated Lender waives, to the fullest extent not prohibited by applicable law any objection that it may now or hereafter have to the laying of the venue of any suit, action, or proceeding brought in such court and any claim that the same was brought in an inconvenient forum. The submission to the said jurisdiction shall not (and shall not be construed so as to) limit the right of the holders of the Senior Debt, or any of them, or any agent on their behalf, to take proceedings against the Borrower or the Subordinated Lender in whatsoever jurisdictions shall to it seem appropriate, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. In the event any suit, legal action or proceeding arising out of or in connection with the provisions hereof relating to subordination is brought in the Republic of Indonesia against the Borrower or the Subordinated Lender or any of their property, each of the Borrower and Subordinated Lender elects its legal and domicile at the Clerk's Office of the District Court in Central Jakarta (Kantor Panitera Pengadilan Negeri Jakarta Pusat).